                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

                               [AMENDMENT NO. ___]


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X] Preliminary proxy statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                  PH Group Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and O-11.

    1) Title of each class of securities to which transaction applies:

       ------------------------------------------------------------------------
    2) Aggregate number of securities to which transaction applies:

       ------------------------------------------------------------------------
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       ------------------------------------------------------------------------
    4) Proposed maximum aggregate value of transaction:

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    5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:
                              -------------------------------------------------

    2) Form, Schedule or Registration Statement No.:
                                                    ---------------------------

    3) Filing Party:
                    -----------------------------------------------------------

    4) Date Filed:
                  -------------------------------------------------------------

                                  PH GROUP INC.
                            2365 SCIOTO HARPER DRIVE
                              COLUMBUS, OHIO 43204
                                 (614) 279-8877



                       1998 ANNUAL MEETING OF SHAREHOLDERS





                                                                  March 30, 1998


Dear Shareholder:

         You are invited to attend the 1998 Annual Meeting of Shareholders of PH Group Inc. which will be held at 5:00 p.m., Eastern Time, on April 30, 1998, at its corporate offices, 2365 Scioto Harper Drive, Columbus, Ohio. The matters on the meeting agenda are described in the Notice of 1998 Annual Meeting of Shareholders and Proxy Statement which accompany this letter.

         We hope you will be able to attend the meeting, but whatever your plans, we ask that you please complete, execute, and date the enclosed proxy card and return it in the envelope provided so that your common shares will be represented at the meeting.



                                                   Very truly yours,

                                                   /s/ Charles T. Sherman

                                                   Charles T. Sherman, President

                                  PH GROUP INC.

                  NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD APRIL 30, 1998


TO THE SHAREHOLDERS OF
PH GROUP INC.:


         The Annual Meeting of Shareholders of PH Group Inc. (the "Company"), will be held at 2365 Scioto Harper Drive, Columbus, Ohio, on Thursday, April 30, 1998, at 5:00 p.m., Eastern Time, for the following purposes:

     1.  To elect three directors to serve for terms of two years.

     2. To vote on a proposal to amend Article IV of the Amended Articles of Incorporation of the Company to authorize the issuance of 2,500,000 Preferred Shares, without par value, as further described in the Proxy Statement attached hereto.

     3. To vote on a proposal to amend Sections 2 and 5 of Article I of the Amended Code of Regulations of the Company to delete references therein to "common" shares and to substitute therefor "voting" shares as further described in the Proxy Statement attached hereto.

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on March 6, 1998, as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. A list of shareholders will be available for examination by any shareholder at the Annual Meeting.

         WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.


                                           By Order of the Board of Directors,

                                           /s/ Charles T. Sherman

                                           Charles T. Sherman
                                           President and Chief Executive Officer

Columbus, Ohio
March 30, 1998

                                  PH GROUP INC.

                         ------------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 30, 1998

                         ------------------------------

                                 PROXY STATEMENT

                              DATED MARCH 30, 1998

                         ------------------------------

                               GENERAL INFORMATION

         Solicitation. This Proxy Statement is furnished to the shareholders of PH Group Inc., an Ohio corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on April 30, 1998 and any adjournment thereof. This Proxy Statement and the accompanying proxy card are first being mailed to shareholders on or about March 30, 1998.

         Voting Rights. Shareholders of record at the close of business on March 6, 1998 are entitled to notice of and to vote at the Annual Meeting. As of that date, there were 1,588,731 Common Shares, without par value ("Common Shares") of the Company, issued and outstanding. Each shareholder of record on March 6, 1998 is entitled to one vote for each Common Share with respect to all matters which may be brought before the Annual Meeting. There is no cumulative voting in the election of directors.

         Authorization. All Common Shares represented by properly executed proxies received by the Company pursuant to this solicitation will be voted in accordance with the shareholder's directions specified on the proxy card. If no directions have been specified by marking the appropriate squares on the accompanying proxy card, the Common Shares represented by such proxy will be voted in accordance with the recommendation of the Board of Directors, which is
(1) FOR the election of Alida L. Breen, David H. Montgomery and Charles T. Sherman as directors of the Company, (2) FOR approval of the proposal to amend
Article IV of the Amended Articles of Incorporation of the Company (the "Articles") to authorize the issuance of 2,500,000 Preferred Shares, without par value (the "Preferred Shares") and (3) FOR approval of the proposal to amend Sections 2 and 5 of Article I of the Amended Code of Regulations of the Company (the "Regulations") to delete references therein to "common" shares and to substitute therefor "voting" shares. The proxy will also be voted at the discretion of the persons acting under the proxy to transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

         Revocation. Any shareholder returning the accompanying proxy has the power to revoke it at any time before its exercise by giving written notice of revocation to the Company (addressed to the attention of the Secretary), by giving oral notice of revocation to the Company at the Annual Meeting, by duly executing and delivering to the Company a proxy card bearing a later date, or by voting in person at the Annual Meeting.

         Tabulation. Under Section 1701.51 of the Ohio Revised Code ("ORC") and the Regulations, a quorum must be present at the Annual Meeting in order for any valid action, other than adjournment, to be taken thereat. The Regulations provide that a quorum consists of the holders of a majority of the Common Shares present in person or by proxy. Common Shares represented by signed proxies that are returned to the Company will be counted toward the quorum in all matters even though they are marked as "Abstain," "Against" or "Withhold Authority" on one or more or all matters or they are not marked at all (see "Authorization"). Broker/dealers, who hold their customers' Common Shares in street name, may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such Common Shares and may vote such Common Shares on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote such Common Shares on other matters, which typically include amendments to the articles of incorporation of the Company and the approval of stock compensation plans, without specific instructions from the customer who owns such Common Shares. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as broker non-votes. Such proxies count toward the establishment of a quorum.

         Under Section 1701.55 of the ORC and the Regulations, directors are elected by a plurality of the votes for the respective nominees. Therefore, proxies that are marked "Withhold Authority" and broker non-votes, if any, will not affect the election of directors.

         Under Section 1701.71 of the ORC and the Articles, the amendment to the Articles must be approved by the affirmative vote of the holders of a majority of the outstanding shares in order to be approved. Proxies marked "Abstain" and broker non-votes have the same effect as votes against the amendment.

         Under Section 1701.11 of the ORC and the Regulations, the amendment to the Regulations must be approved by the affirmative vote of the holders of a majority of the outstanding shares in order to be approved. Proxies marked "Abstain" and broker non-votes have the same effect as votes against the amendment.

                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION AS DIRECTORS

         Three members of the Board of Directors of the Company will be elected at the Annual Meeting. Directors elected at the Annual Meeting will hold office for terms of two years or until their successors are duly elected and qualified. See "GENERAL INFORMATION - Tabulation." The nominees of the Board of Directors for such positions are identified below. The Company has no reason to believe that any of the nominees named below will not stand for election or serve as a director if elected. In the event any person nominated fails to stand for election, the proxies will be voted for the election of such other person as is designated by the directors.

BUSINESS EXPERIENCE

         Nominees of the Board of Directors for Election at the 1998 Annual Meeting

         ALIDA L. BREEN, age 50, has served as a director of the Company since 1996. Since 1979, she has been the Vice President Finance of Ohio Transmission & Pump Co., a distributor of industrial products.

         DAVID H. MONTGOMERY, age 55, has served as a director of the Company since 1997. Since 1976, Mr. Montgomery has served as President and Chief Executive Officer of Dayton Machine Tool Company, a manufacturer of machine tools.

         CHARLES T. SHERMAN, age 52, has served as a director of the Company since 1987. From 1987 until 1996, Mr. Sherman served as Vice President of Operations of the Company and as President of PH Hydraulics and Automation, Inc. ("PH Hydraulics"), the wholly-owned subsidiary of the Company that was merged into the Company in October 1996. Mr. Sherman was elected President of the Company in May 1996.

         Directors Whose Terms Continue until the 1999 Annual Meeting

         BOB BINSKY, age 58, has served as a director of the Company since 1993. Since 1985, Mr. Binsky has been President of TR Sport, Inc., a distributor of maternity garments to the retail trade. Mr. Binsky has served as Chairman of the Board of Cable Link, Inc., a cable television refurbisher, since July 31, 1995 and served as a consultant to and Executive Vice President of Cable Link, Inc. from October 1, 1992 until July 1995. Mr. Binsky also serves on the Board of Directors of Kahiki Foods, Inc., a restaurant and food products retailer.

         MICHAEL W. GARDNER, age 47, has served as a director of the Company since 1996. From 1987 until October 1996, Mr. Gardner served as Vice President of Manufacturing of PH Hydraulics. Since October 1996, Mr. Gardner has served as Vice President of Manufacturing of the Company.

         TERRY L. SANBORN, age 55, has served as a director of the Company since 1991. From 1993 to 1997, Mr. Sanborn served as Chief Operating Officer of Medex, Inc., a medical device manufacturing company. Since his retirement from Medex, Inc. in 1997, Mr. Sanborn has been a business consultant and advisor.

EXECUTIVE OFFICERS OF THE COMPANY

         All of the executive officers of the Company are named above, except Kenneth P. Furlong, Treasurer of the Company.

         KENNETH P. FURLONG, age 44, has been Treasurer of the Company since November 1997. From 1977 to 1997, Mr. Furlong was employed by The Marion Power Shovel Company, a manufacturer of surface mining equipment.

BOARD OF DIRECTORS MEETINGS

         The Board of Directors held nine meetings in fiscal 1997, and each of the directors attended at least 75 percent of the aggregate of all of the Board meetings and all of the committee meetings (if any) on which he or she served, during the period he or she served.

COMMITTEES

         The Company has a standing Audit Committee, Compensation Committee and Nominating Committee.

         The Audit Committee recommends the firm to be employed by the Company as its independent auditors; consults with the firm so chosen to be the independent auditors with regard to the plan of audit; reviews, in consultation with the independent auditors, their report of audit, or proposed report of audit, and the accompanying management letter, if any, and consults with the independent auditors with regard to the adequacy of the internal accounting controls. The Audit Committee held one meeting in fiscal 1997. The Audit Committee currently consists of Alida L. Breen (Chairman), Terry L. Sanborn and Bob Binsky.

         The Nominating Committee recommends candidates to fill vacancies on the Board of Directors. The current purpose of the Nominating Committee is not to consider nominees recommended by shareholders. Instead, the Nominating Committee simply nominates directors to fill vacancies created from time to time on the Board of Directors. The Nominating Committee did not hold any meetings in fiscal 1997. The Nominating Committee currently consists of Charles T. Sherman (Chairman) and Terry L. Sanborn.

         The Compensation Committee establishes the compensation of all employees and consultants of the Company, administers and interprets the Company's 1997 Stock Incentive Plan and takes any action that is permitted to be taken by a committee of the Board of Directors under the terms of such plan, including the granting of options. The Compensation Committee held four meetings in fiscal 1997. The Compensation Committee currently consists of Terry L. Sanborn (Chairman), David H. Montgomery and Alida L. Breen.

                       PROPOSED AMENDMENT TO ARTICLE IV OF
                      THE AMENDED ARTICLES OF INCORPORATION

PROPOSAL

         The Board has determined that Article IV of the Articles currently in effect should be amended to read as set forth in the proposed amendment, a copy of which is attached hereto as Exhibit A and incorporated herein by reference.

         Article IV of the Articles currently only authorizes the issuance of Common Shares. The Board has proposed that the Articles be amended to permit the Company to issue 2,500,000 Preferred Shares. Article IV, as amended, would authorize the Board, without further vote or action by the shareholders, to issue Preferred Shares in one or more series by adopting amendments to the Articles which specify the express terms of each series of Preferred Shares so issued. Ohio law requires that the express terms of different series of Preferred Shares be identical, except with respect to (a) dividend or distribution rates, (b) dates of payment of dividends or distributions and the dates from which they are cumulative, (c) redemption rights and price, (d) liquidation price, (e) sinking fund requirements, (f) conversion rights and (g) restrictions on the issuance of shares of the same series or of any other class or series.

         All Preferred Shares (regardless of series) issued by the Company will have the following common rights and preferences:

          o Each Preferred Share will have one vote on all matters requiring the consent or approval of the shareholders, regardless of any other terms which may be established for different series of Preferred Shares.

          o Except as otherwise required by law or the proposed amendment to the Articles, Preferred Shares and Common Shares will vote together as a single class on all matters requiring the consent or approval of shareholders.

          o Upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, holders of Preferred Shares will be entitled to receive a specified dollar amount as determined by the Board before any distribution is made to holders of Common Shares.

          o As and when the Board declares dividends or other distributions on the Company's outstanding shares, holders of Preferred Shares will be entitled to receive a dividend or distribution in an amount determined by the Board before payment of any such dividend or distribution is made to holders of Common Shares.

         If the proposed amendment is adopted, the Preferred Shares will be available, free from any preemptive rights, for issuance from time to time, to such persons and for such considerations as the Board of Directors may determine, without necessarily requiring further action by the shareholders. The Preferred Shares would be available for issuance from time to time for any proper corporate purpose, including, without limitation, issuance in public or private sales for cash as a means of obtaining capital for use in the Company's business and operations, and issuance as part or all of the consideration required to be paid for acquisitions of other business properties. The Company is currently actively seeking opportunities to pursue a public or private sale of Preferred Shares in order to obtain additional capital, if this proposal is adopted. A letter of intent has been entered into with First of Michigan Corporation contemplating a sale of $3 million of Preferred Shares upon terms and conditions yet to be negotiated. However, there can be no assurance that this contemplated sale or any other sale of Preferred Shares will be consummated. Depending on the terms of any such sale, the issuance of Preferred Shares may have a dilutive effect on the equity interests and/or voting power of the Company's then-existing shareholders.

         Although the Board has no present intent to do so, authorized but unissued Preferred Shares may be issued as a defense to an attempted takeover of the Company. For example, the Board may sell a block of Preferred Shares to persons who are loyal to current management, thereby diluting the stock ownership of persons seeking to obtain control of the Company. Consequently, approval of the proposal to authorize the issuance of Preferred Shares may have an anti-takeover effect. Management is not aware of any effort on the part of any person to acquire control of the Company.

         The Articles and Regulations contain other provisions which also could potentially make a change of control of the Company more difficult. These include (a) classification of the Board of Directors into two classes of directors so that each director serves for two years, with one class being elected each year; (b) elimination of cumulative voting in the election of directors; and (c) authorization for the Board of Directors to enlarge the size of the Board (up to a maximum of nine members) and to fill the vacancies created thereby with the Board's own nominees. Each of these provisions has previously been approved by the shareholders of the Company.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the outstanding Common Shares of the Company is required to authorize the proposed amendment to the Articles. See "GENERAL INFORMATION - Tabulation." As of the record date for the Annual Meeting, the current executive officers and directors of the Company and Phoenix Management, Ltd. held approximately 40.9% of the Common Shares of the Company and corresponding voting power.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
           THE APPROVAL OF THE PROPOSED AMENDMENT TO ARTICLE IV OF THE
                       AMENDED ARTICLES OF INCORPORATION.


               PROPOSED AMENDMENT TO SECTIONS 2 AND 5 OF ARTICLE I
                       OF THE AMENDED CODE OF REGULATIONS

PROPOSAL

         The Board has determined that Sections 2 and 5 of Article I of the Amended Code of Regulations currently in effect should be amended to delete the references to "common" shares therein and to substitute therefor "voting" shares. If this proposal is approved, Sections 2 and 5 of Article I of the Regulations would read as set forth in Exhibit B which is attached hereto and incorporated herein by reference.

         The Company is currently authorized to issue only Common Shares. If Proposal No. 2 is approved at the Annual Meeting, the Company will be authorized to issue Common Shares and Preferred Shares, both of which would be voting shares. The proposed amendment to the Regulations would ensure that the holders of all outstanding voting shares, regardless of class, are considered in determining who may call a special meeting and when a quorum is present at a meeting of shareholders, which is consistent with the ORC.

VOTE REQUIRED

         The affirmative vote of the holders of a majority of the outstanding Common Shares of the Company is required to authorize the proposed amendment to the Regulations. See "GENERAL INFORMATION - Tabulation." As of the record date for the Annual Meeting, the current executive officers and directors of the Company and Phoenix Management, Ltd. held approximately 40.9% of the Common Shares of the Company and corresponding voting power.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
      THE APPROVAL OF THE PROPOSED AMENDMENT TO SECTIONS 2 AND 5 OF ARTICLE
                      I OF THE AMENDED CODE OF REGULATIONS.

                  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS,
                   DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

         The following table sets forth, as of March 6, 1998, certain information with respect to the beneficial ownership of Common Shares by (i) each person, including any group of persons, known to the Company to be the beneficial owner of more than five percent of the outstanding Common Shares,
(ii) each director or nominee for election as a director of the Company, (iii) the executive officer identified in the Summary Compensation Table, and (iv) the Company's directors and executive officers as a group.

                                         NUMBER OF  COMMON SHARES
     BENEFICIAL OWNER                     BENEFICIALLY OWNED (a)              PERCENT OF CLASS
     ----------------                     ----------------------              ----------------
Phoenix Management, Ltd. (b)                330,875 (b)(c)                          20.8%

Bob Binsky, Director (d)                    163,042 (c)(d)(n)                       10.1%

Charles T. Sherman, Director and
     Executive Officer (e)                  244,747 (c)(e)                          15.4%

Theodore P. Schwartz (f)                    161,435 (c)(f)                          10.0%

Michael W. Gardner, Director (g)             26,250 (c)(g)                           1.6%

Kenneth J. Warren (h)                         9,000 (c)(h)                          (m)

Alida L. Breen, Director (i)                  7,750 (i)(n)                          (m)

Terry L. Sanborn, Director (j)               26,500 (n)                              1.7%

David H. Montgomery, Director (k)             5,875 (k)(n)                          (m)

All directors and executive officers
     as a group (seven persons)             474,164 (n)                             28.1%

Phoenix and its Members                     695,349 (l)                             40.7%

----------
(a) Unless otherwise indicated, the beneficial owner has sole voting and dispositive power over these Common Shares subject to the spousal rights, if any, of the spouses of those beneficial owners who have spouses.

(b) The address of Phoenix Management, Ltd. ("Phoenix") is c/o Charles T. Sherman, 2365 Scioto Harper Drive, Columbus, Ohio 43204. The members of Phoenix, an Ohio limited liability company, and their percentages of ownership in Phoenix, are Bob Binsky (28.5 percent), Michael W. Gardner (5 percent), Theodore
P. Schwartz (31.667 percent), Charles T. Sherman (31.667 percent) and Kenneth J. Warren (3.167 percent) (collectively, the "Members"). Includes (i) 138,875 Common Shares owned outright by Phoenix, (ii) 72,000 Common Shares as to which Phoenix has the right to acquire (by virtue of assignment) but have yet to be purchased under the agreements dated September 11, 1996, to purchase Common Shares from Lyman Brownfield, Candace Brownfield, Charlotte Brownfield (a.k.a. Charlotte Huddle), individually and as Trustee of the Candace Brownfield Trust, and Diane McBee (collectively, the "Brownfield Agreements"), and as to which Phoenix has the power to vote by proxy, and (iii) 120,000 Common Shares as to which Phoenix has the right to acquire (by virtue of assignment) but have yet to be purchased under the agreement, dated June 6, 1996, to purchase Common Shares from Paul M. Gillmor (the "Gillmor Agreement"). As to the 120,000 Common Shares covered by the Gillmor Agreement, Mr. Sherman and Mr. Schwartz, individually, have the power to vote by proxy; therefore, such 120,000 Common Shares are also reported as beneficially owned by each of Mr. Schwartz and Mr. Sherman individually.

(c) Each Member shares the power to vote or direct the voting and to dispose or direct the disposition of the 138,875 block of Common Shares owned outright by Phoenix by virtue of each Member being a member in Phoenix. Each of the Members also shares the power to vote or direct the voting of the 72,000 Common Shares as to which Phoenix has the power to vote by proxy. By virtue of assignment, Phoenix has the right to acquire the 72,000 block of Common Shares under the Brownfield Agreements and the right to acquire the 120,000 block of Common Shares under the Gillmor Agreement. Until the purchase of the 120,000 block of Common Shares from Mr. Gillmor, Mr. Sherman and Mr. Schwartz share the power to vote such Common Shares by virtue of a proxy granted by Mr. Gillmor, and such Common Shares are also reported as beneficially owned by each of Mr.

Schwartz and Mr. Sherman. The Common Shares listed as beneficially owned by each Member individually are exclusive of the Common Shares such Member may be deemed to indirectly beneficially own by virtue of his membership interest in Phoenix.

(d) Mr. Binsky's address is c/o Cable Link, Inc., 280 Cozzins Street, Columbus, Ohio 43215. Includes 136,542 Common Shares owned outright by Mr. Binsky. Also includes 26,500 unissued Common Shares reported as beneficially owned by Mr. Binsky which are the subject of currently issued but unexercised options. Mr. Binsky is a Member of Phoenix.

(e) Mr. Sherman's address is c/o PH Group Inc., 2365 Scioto Harper Drive, Columbus, Ohio 43204. Includes 90,747 Common Shares owned outright by Mr. Sherman, and 33,750 Common Shares reported as beneficially owned by Mr. Sherman which are the subject of currently existing, but unexercised options. Also includes 120,000 Common Shares with respect to which Mr. Sherman and Mr. Schwartz share the power to vote by virtue of a proxy granted by Mr. Gillmor. Such Common Shares are also reported as beneficially owned by Mr. Schwartz. Mr. Sherman's wife has sole voting and dispositive power with respect to 250 Common Shares reported as beneficially owned by Mr. Sherman. Mr. Sherman is a Member of Phoenix.

(f) Mr. Schwartz's address is 3817 Lyon Drive, Columbus, Ohio 43220. Includes 13,500 Common Shares owned outright by Mr. Schwartz and 2,935 Common Shares owned jointly by Mr. Schwartz and his wife as to which they share voting and dispositive power. Also includes 25,000 unissued Common Shares reported as beneficially owned by Mr. Schwartz which are the subject of currently issued but unexercised options. Also includes 120,000 Common Shares with respect to which Mr. Schwartz and Mr. Sherman share the power to vote by virtue of a proxy granted by Mr. Gillmor. Such Common Shares are also reported as beneficially owned by Mr. Sherman. Mr. Schwartz is a Member of Phoenix.

(g) Mr. Gardner's address is c/o PH Group Inc., 2365 Scioto Harper Drive, Columbus, Ohio 43204. Includes 1,250 Common Shares jointly owned by Mr. Gardner and his wife as to which they share voting and dispositive power. Also includes 25,000 unissued Common Shares reported as beneficially owned by Mr. Gardner which are the subject of currently issued but unexercised options. Mr. Gardner is a Member of Phoenix.

(h) Mr. Warren's address is 5920 Cromdale Drive, Suite 1, Dublin, Ohio 43017. Includes 7,500 unissued Common Shares reported as beneficially owned by Mr. Warren which are the subject of currently issued but unexercised options and 1,500 unissued Common Shares which are the subject of an option that will be granted automatically and vest on the date of the Annual Meeting. Mr. Warren is a Member of Phoenix.

(i) Ms. Breen's address is c/o Ohio Transmission & Pump Co., 666 Parsons Avenue, Columbus, Ohio 43215. Includes 2,500 Common Shares owned outright by Ms. Breen, and 5,250 unissued Common Shares reported as beneficially owned by Ms. Breen which are the subject of currently issued but unexercised options.

(j) Mr. Sanborn's address is 983 Loch Ness, Worthington, Ohio 43085. Includes 25,000 Common Shares which Mr. Sanborn owns outright, and 1,500 unissued Common Shares reported as beneficially owned by Mr. Sanborn which are the subject of currently issued but unexercised options.

(k) Mr. Montgomery's address is c/o Dayton Machine Tool Company, 1314 Webster Street, Dayton, Ohio 45404. Includes 1,250 Common Shares which Mr. Montgomery owns outright, and 4,625 unissued Common Shares reported as beneficially owned by Mr. Montgomery which are the subject of currently issued but unexercised options.

(l) Includes all Common Shares reported as beneficially owned by Phoenix and all Common Shares reported as beneficially owned individually by the Members, except that the 120,000 Common Shares listed as beneficially owned by each of Phoenix, Mr. Sherman and Mr. Schwartz are included only once. Under the Operating Agreement of Phoenix which expires December 31, 2016, (i) the Common Shares owned by Phoenix are voted in accordance with the vote of a majority in interest of its Members, and (ii) the Members are obligated to vote Common Shares owned by them individually in the same manner as the Common Shares voted by Phoenix.

(m) Less than 1 percent.

(n) Includes 1,500 unissued Common Shares which are the subject of an option that will be granted automatically and vest on the date of the Annual Meeting. Does not include 250 Common Shares which the director will have the right to receive at the Annual Meeting as additional director's compensation. See "COMPENSATION OF MANAGEMENT - Compensation of Non-Employee Directors."

                           COMPENSATION OF MANAGEMENT

SUMMARY COMPENSATION TABLE

     The following table sets forth certain information concerning the annual and long term compensation of the chief executive officer of the Company, who was the only executive officer of the Company whose salary and bonus totaled more than $100,000, during the last fiscal year (the "Named Executive") for the Company's last three fiscal years.


                                                                  Long Term Compensation
                                                                  ----------------------
                                                                          Awards
                                           Annual Compensation            ------
                                           -------------------    Securities Underlying    All Other
    Name and Principal Position    Year    Salary        Bonus         Options (#)        Compensation
    ---------------------------    ----    ------        -----         -----------        ------------
Charles T. Sherman, President(1)   1997     $150,000     $25,000          12,500          $27,854 (2)
                                   1996      104,756      13,965            0                  0
                                   1995      103,041       5,000            0                  0

------------------
(1) Mr. Sherman became President of the Company on May 28, 1996. Prior to that time, he served as President of PH Hydraulics, the wholly-owned subsidiary of the Company that was merged into the Company in October 1996.

(2) Represents premiums paid by the Company for an insurance policy on the life of Mr. Sherman in the face amount of $416,006 pursuant to a Split Dollar Agreement entered into on September 11, 1997.

OPTION GRANTS IN LAST FISCAL YEAR

   The following table sets forth information concerning the grant of options made under the Company's 1997 Stock Incentive Plan (the "1997 Plan") during the 1997 fiscal year to the Named Executive.

                                   OPTION GRANTS IN LAST FISCAL YEAR


                           Number of
                           Securities         % of Total
                           Underlying       Options Granted
        Name            Options Granted     to Employees in       Exercise Price
                              (#)             Fiscal Year            ($/Share)            Expiration Date
------------------     ------------------  -----------------  -----------------------  ----------------------
 Charles T. Sherman       12,500(1)(2)            66%                $1.36(2)             January 23, 2007

----------
(1) All of the Common Shares subject to the option are vested and fully exercisable.

(2) Adjusted for a 5-for-4 stock split distributed on January 2, 1998.

FISCAL YEAR END OPTION NUMBERS AND VALUES

   No stock options were exercised by the Named Executive during the 1997 fiscal year.

   The following table sets forth certain information concerning the number and value of unexercised options held by the Named Executive at the end of the last fiscal year (December 31, 1997).

                                                                               Value of Unexercised
                                  Number of Securities Underlying              In-the-Money Options
                              Unexercised Options at Fiscal Year-End(#)       at Fiscal Year-End ($)(1)
                              -----------------------------------------    -------------------------------
            Name              Exercisable                Unexercisable     Exercisable       Unexercisable
            ----              -----------                -------------     -----------       -------------

     Charles T. Sherman       36,250 (2)                      -0-           $80,000(2)            $-0-

----------
(1) Rounded to nearest whole dollar. "Value of Unexercised In-the-Money Options at Fiscal Year-End" is based upon the fair market value of the Company's Common Shares on December 31, 1997, as adjusted ($3.20) less the exercise price of in-the-money options at the end of the 1997 fiscal year.

(2) Adjusted for a 5-for-4 stock split distributed on January 2, 1998.

EMPLOYMENT AGREEMENT

     Charles T. Sherman entered into an Employment Agreement with the Company effective January 23, 1997 (the "Employment Agreement") whereby Mr. Sherman agreed to be employed by the Company as its President and Chief Executive Officer for a term ending December 31, 2001, continuing thereafter on a year-to-year basis until terminated by either party upon six months notice prior to December 31 of the year in which such party intends to have the agreement terminate. Mr. Sherman is to receive a salary of $150,000 per year which may be increased or decreased by the Board of Directors (but not below $150,000 per year), such annual bonus as the Board deems appropriate, and such employee benefits as are generally available to all executives of the Company. If Mr. Sherman's employment is terminated for any reason other than for "cause", his voluntary resignation, his death or his disability, Mr. Sherman will continue to receive his base salary in effect at such time until the earlier of the start of Mr. Sherman's employment with another employer, or 12 months from the date of such termination; provided, that if Mr. Sherman's new employment results in an annual base salary less than the annual base salary he received at the time of termination of his employment with the Company, the monthly difference (net of applicable taxes, if any) will be paid by the Company to Mr. Sherman for any month that he was so employed during the period of 12 months from the date of termination of his employment with the Company. If Mr. Sherman's employment is terminated for "cause" (as defined in the Employment Agreement) or if he voluntarily resigns, his salary and benefits will immediately cease. If Mr. Sherman's employment is terminated by reason of his death or disability, his salary, benefits and other payments (not required by statute to continue) will cease; however, the Company will provide such health, dental and similar insurance or benefits as were being provided to Mr. Sherman, immediately before such termination of employment, to Mr. Sherman or his family for a period of 12 months on the same terms and conditions. The terms of any then-existing benefit plan or stock option plan concerning the effect of a termination of employment will control the benefits or stock options covered thereby. Mr. Sherman was granted an option to purchase 12,500 Common Shares for $1.36 per share, the average of the closing bid and asked prices of the Common Shares on January 23, 1997 (as adjusted for the 5-for-4 stock split distributed on January 2, 1998). The Employment Agreement provides that Mr. Sherman, during the term of employment and for three years thereafter, will not compete with the Company.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

     Non-employee directors receive a fee of $500 for each board meeting attended and $200 for each committee meeting attended, unless the director is a chair of the committee, in which case the fee is $450 per committee meeting attended. On January 21, 1998, the Board determined to increase the fees paid to non-employee directors by authorizing the issuance of 250 Common Shares to each non-employee director on the date of each annual meeting of shareholders. The non-employee directors are also eligible to receive options under the 1997 Plan. On the date of each annual meeting, an option covering 5,000 Common Shares will be granted automatically to each person who is first elected as a non-employee director at such meeting. Each person who is first appointed as a non-employee director to fill a vacancy on the Board is automatically granted an option covering a number of Common Shares equal to 5,000 multiplied by a fraction, the numerator of which equals the number of whole months remaining in the term for which the director is appointed and the denominator of which is 24. If a new director receives an option under the 1997 Plan and is not the beneficial owner of at least 1,000 Common Shares as of the first annual meeting following his election or appointment, such director is required to exercise such option with respect to at least 1,000 Common Shares on the date of such annual meeting, subject to compliance with all applicable laws, rules and regulations. In addition, an option will be granted automatically to each person whose term of office as a non-employee director expires on such date or continues through such annual meeting or who is re-elected for a subsequent term on such meeting date. The number of Common Shares underlying these options is based upon the increase in the total income of the Company before taxes each year, and ranges from 0 to 3,000 Common Shares. Each option granted to a non-employee director will have an exercise price equal to the fair market value of a Common Share on the date of grant and is subject to the vesting schedule outlined in the 1997 Plan. Each option will lapse and cease to be exercisable upon the earliest to occur: (a) ten years from the grant date; (b) nine months after the option holder ceases to be a director because of death or disability;
(c) immediately upon resignation of the option holder as a director; and (d) one year after the option holder ceases to be a director for any reason other than death, disability or resignation. Other directors do not receive any compensation for their services as directors.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On April 29, 1997, the Company acquired substantially all of the operating assets of St. Lawrence Press Company, Inc. A fee was paid by the Company to Phoenix Management, Ltd. in the amount of $85,000, of which $60,500 has been paid to date, in exchange for certain services provided by Phoenix and its Members in connection with the acquisition that are outside of the scope of the customary duties of the officers and directors of the Company, including negotiating in furtherance of the transaction, examining financing alternatives and providing collateral for use in obtaining financing. The fee was five percent of the total consideration paid by the Company. The Members of Phoenix are Bob Binsky, Michael W. Gardner and Charles T. Sherman, all directors of the Company, Kenneth J. Warren, general counsel of the Company, and Theodore P. Schwartz, a former director of the Company. See "SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS, DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS."

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10 percent of the Company's Common Shares, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than 10 percent shareholders are required by Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, the Company believes that, during fiscal year 1997, all filing requirements applicable to its officers, directors and greater than 10 percent beneficial owners were complied with.

                             INDEPENDENT ACCOUNTANTS

     Greene & Wallace, Inc. served as the Company's independent accountants for the fiscal year 1997 which ended December 31, 1997, and has audited the Company's financial statements for each of the past three fiscal years. The Audit Committee has not yet met to recommend an accountant to serve as the Company's independent accountants for the 1998 fiscal year.

     A representative of Greene & Wallace, Inc. is expected to be present at the Annual Meeting. The representative will have an opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions of shareholders.

                                 OTHER BUSINESS

     The Board of Directors does not intend to present, and has no knowledge that others will present, any other business at the Annual Meeting. If, however, any other matters are properly brought before the meeting, it is intended that the person named in the enclosed proxy will vote the Common Shares represented thereby in accordance with his best judgment.

                         COST OF SOLICITATION OF PROXIES

     The cost of this solicitation will be paid by the Company. The Company may request persons holding Common Shares in their names for others to forward soliciting materials to their principals to obtain authorization for the execution of proxies, and the Company will reimburse such persons for their expenses in so doing.

                              SHAREHOLDER PROPOSALS

     A shareholder proposal intended for inclusion in the proxy statement and form of proxy for the annual meeting of Shareholders of the Company to be held in 1999 must be received by the Company before December 1, 1998, at 2365 Scioto Harper Drive, Columbus, Ohio 43204, Attention: President.

                                   FORM 10-KSB

     THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS BEING SOLICITED, UPON THE REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. REQUESTS FOR COPIES OF SUCH REPORT SHOULD BE DIRECTED TO MISSY JACOB, INVESTOR RELATIONS COORDINATOR, 2365 SCIOTO HARPER DRIVE, COLUMBUS, OHIO 43204.

                                                                       EXHIBIT A

                                PROPOSED AMENDED
                 ARTICLE IV OF AMENDED ARTICLES OF INCORPORATION
                                       OF
                                  PH GROUP INC.


                                   ARTICLE IV

                                AUTHORIZED SHARES

     Section 1. Number and Class of Shares. The number of shares which the Corporation is authorized to have issued and outstanding is 12,500,000 shares. The classes and the aggregate number of shares of each class are as follows:

         (a)      10,000,000 Common Shares, without par value; and

         (b)      2,500,000 Preferred Shares, without par value.

No holder of Common Shares or of Preferred Shares shall have as such, as a matter of right, the preemptive right to subscribe for or purchase any part of any new or additional issue of shares of any class whatsoever, or of securities or other obligations convertible into or exchangeable for any shares of any class whatsoever or which by warrants or otherwise entitle the holders thereof to subscribe for or purchase any shares of any class whatsoever, whether now or hereafter authorized and whether issued for cash or other consideration.

     Section 2.   Preferred Shares.

         2.1. Issuance in Series. Any unissued or treasury Preferred Shares may be issued from time to time in one or more series for such consideration as may be fixed from time to time by the Board of Directors. The Board of Directors is hereby expressly authorized to adopt amendments to the Articles of Incorporation in respect of any unissued or treasury Preferred Shares to, among other things, fix or change (a) the division of Preferred Shares into one or more series, (b) the designation and authorized number of shares of each series, and (c) the express terms of each series of Preferred Shares. The express terms of shares of different series of Preferred Shares shall be identical except that there may be variations in respect of:

                  2.1.1.   the dividend or distribution rate;

                  2.1.2. the dates of payments of dividends or distributions and the dates from which they are cumulative;

                  2.1.3.   redemption rights and price;

                  2.1.4.   liquidation price;

                  2.1.5.   sinking fund requirements;

                  2.1.6.   conversion rights; and

                  2.1.7. restrictions on the issuance of shares of the same series or of any other class or series.

         2.2. Voting Rights. As to every matter requiring the approval of the shareholders of the Corporation, every holder of Preferred Shares shall be entitled to one vote for each Preferred Share standing in his name on the books of the Corporation, with the same and identical voting rights, except as otherwise provided herein, as a holder of Common Shares. The Preferred Shares and Common Shares shall vote together as a single class, except as otherwise required by law or the Articles of Incorporation.

         2.3. Priority of Preferred Shares in Event of Dissolution. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntarily or involuntarily, the holders of each series of Preferred Shares shall be entitled, after payment or provision for payment of the debts and other liabilities of the Corporation, to receive, out of the net assets of the Corporation, the amount fixed and determined by the Board of Directors in any amendment to the Articles of Incorporation providing for the issuance of a particular series of Preferred Shares, before any distribution shall be made to the holders of Common Shares. Neither the merger or consolidation of the Corporation, nor the sale, lease or conveyance of all or part of its assets, shall be deemed to be a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 2.3.

         2.4. Priority of Preferred Shares to Dividends or Other Distributions. As and when dividends or other distributions payable in cash, property or capital stock of the Corporation may be declared by the Board of Directors, holders of Preferred Shares shall be paid a dividend or distribution in an amount to be determined by the Board of Directors in any amendment to the Articles of Incorporation before payment of any such dividend or distribution is made to holders of Common Shares.

                                                                       Exhibit B

                 PROPOSED AMENDED SECTIONS 2 AND 5 OF ARTICLE I
                                     OF THE
                           AMENDED CODE OF REGULATIONS
                                OF PH GROUP INC.


     Section 2.  Special Meetings.

     Special meetings of the shareholders shall be held whenever called by any of the following: President, Chairman of the Board, a majority of the Directors, and persons who hold at least one-quarter of the outstanding voting shares of the Company.

***

     Section 5.  Quorum.

     At any meeting of shareholders, the holders of a majority of the shares of the Company then outstanding and entitled to vote who are present in person or represented by proxy, shall constitute a quorum for all purposes, but no action required by law or by the Articles of Incorporation to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

                                  PH GROUP INC.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

         The undersigned hereby appoints Charles T. Sherman, with full power of substitution, as proxy for the undersigned and hereby authorizes him to represent and to vote, as designated below, all of the Common Shares of PH Group Inc. (the "Company") held of record by the undersigned on March 6, 1998, at the Annual Meeting of Shareholders to be held on April 30, 1998, or any adjournment thereof, with all the power the undersigned would possess if present in person.

         THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF ALL NOMINEES IN ITEM 1 AND A VOTE "FOR" ITEMS 2 AND 3.

       1. TO ELECT AS DIRECTORS THE NOMINEES NAMED BELOW FOR TERMS OF TWO YEARS.

       NOMINEES:  Alida L. Breen    David H. Montgomery    Charles T. Sherman

         [ ] FOR all nominees listed above (except as marked to the contrary)

         [ ] WITHHOLD AUTHORITY to vote for all nominees listed above

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME LISTED ABOVE.)

       2. PROPOSAL TO AMEND ARTICLE IV OF THE AMENDED ARTICLES OF INCORPORATION OF THE COMPANY TO AUTHORIZE THE ISSUANCE OF 2,500,000 PREFERRED SHARES, WITHOUT PAR VALUE.

                  [ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN

       3. PROPOSAL TO AMEND SECTIONS 2 AND 5 OF ARTICLE I OF THE AMENDED CODE OF REGULATIONS OF THE COMPANY TO DELETE REFERENCES THEREIN TO "COMMON" SHARES AND TO SUBSTITUTE THEREFOR "VOTING" SHARES.

                  [ ]  FOR    [ ]  AGAINST    [ ]  ABSTAIN

         In his discretion, the proxy is authorized to vote upon such other business as may properly come before the Annual Meeting of Shareholders or any adjournment thereof.

           (Continued, and to be dated and signed, on the other side.)

                         (Continued from the other side)

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO ELECT ALL NOMINEES LISTED IN ITEM 1 ABOVE AND "FOR" ITEMS 2 AND 3. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT THEREOF OR IF A NOMINEE FOR ELECTION AS A DIRECTOR NAMED IN THE PROXY STATEMENT IS UNABLE TO SERVE OR FOR GOOD CAUSE WILL NOT SERVE, THE COMMON SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY ON SUCH MATTERS OR FOR SUCH SUBSTITUTE NOMINEE(S) AS THE DIRECTORS MAY RECOMMEND.

         The undersigned hereby acknowledges receipt with this Proxy of a copy of the Notice of Annual Meeting and Proxy Statement dated March 30, 1998 and a copy of the Company's 1997 Annual Report to Shareholders.


                                         Dated                            , 1998
                                              ----------------------------


                                         --------------------------------------
                                                      (Signature)


                                         --------------------------------------
                                              Signature (if held jointly)

                                         IMPORTANT: Please sign exactly as name
                                         or names appear to the left. When
                                         shares are held by joint tenants, both
                                         should sign. When signing as attorney,
                                         executor, administrator, trustee or
                                         guardian, please give full title as
                                         such. Corporations should sign in their
                                         full corporate name by their president
                                         or other authorized officer. If a
                                         partnership or other entity, please
                                         sign in partnership or entity name by
                                         an authorized person. PLEASE MARK,
                                         SIGN, DATE AND RETURN THE PROXY CARD
                                         PROMPTLY USING THE ENCLOSED ENVELOPE.